Exhibit 10.15

                         THE SANDWICH CO-OPERATIVE BANK
                              EMPLOYMENT AGREEMENT

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                                 1998 Amendment
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     WHEREAS, The Sandwich Co-operative Bank (the "Bank") has entered into an
Employment Agreement (the "Agreement") with David A. Parsons (the "Employee") dated December 17, 1991 ; and

     WHEREAS, in connection with the Bank's and Sandwich Bancorp's upcoming merger with Compass Bank for Savings and The 1855 Bancorp, the Bank desires to amend the Agreement to allow the Employee to receive his severance benefits in annual installments over a period of up to two years; and

     WHEREAS, the Board of Directors of the Bank and the Employee have determined that it is in their respective best interests to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, the Agreement is hereby amended as follows, pursuant to Paragraph 13 thereof:

     1. The second sentence of Section 11(a) of the Agreement shall be amended in its entirety to provide as follows:

     Said sum shall be paid either (i) in one lump sum within ten days of such termination, or (ii) if prior to the date which is 90 days before the date on which a change in control occurs, the Employee files a duly executed irrevocable election form in the form attached hereto as Exhibit "A", payment of the amount payable under this Section 11(a) shall be made according to the elected schedule (i.e., in designated annual installments over a period of up to two years following the change in control). Deferred amounts shall bear interest from the date on which they would otherwise be payable until the date paid at a rate equal to the prevailing one-year constant maturity treasury rate.

     2. Section 11 of the Agreement shall be amended by adding the following Sections 11(d) and 11(e) after existing Section 11(c):

          (d) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.



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1998 Amendment
Page 2


          (e) Within five business days before or after a change in control as defined in ss.11(a) of this Agreement, the Bank shall (i) deposit, or cause to be deposited, in trust (the "Trust) an amount equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code, and
     (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust.

          During the 24-consecutive month period following the date on which the Bank makes the deposit referred to in the preceding paragraph, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to Section 11(a) or (b). Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the tenth (10th) business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to Section 11(a) or (b) hereof, and the costs of such arbitration (including any legal fees and expenses incurred by the Employee) shall be paid by the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

          Upon the earlier of (i) the Trust's final payment of all amounts due under this Section 11 or (ii) the date 24 months after the change in control, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

     3. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Agreement other than stated above.

     WHEREFORE, the undersigned parties hereby approve this 1998 Amendment to the Agreement.

Date of Execution: ___________, 1998

ATTEST:                                     THE SANDWICH CO-OPERATIVE BANK


__________________________________          By ____________________________
Secretary                                      Its ________________________


WITNESS:                                    EMPLOYEE


____________________________________        _______________________________
                                            David A. Parsons